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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                    CURRENT REPORT PURSUANT TO SECTION 13 OR
                  15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (date of earliest event reported): March 14, 2000



                              POLYMER GROUP, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                    1-14330                     57-1003983
(State or other jurisdiction   (Commission File Number)         (IRS Employer
     of incorporation)                                       Identification No.)



          4838 Jenkins Avenue                 29405
          North Charleston, SC               (Zip Code)



      Registrant's telephone number, including area code:  (843) 566-7293


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Item 5. Other Events.

(a) On March 14, 2000, Polymer Group, Inc. ("Company") issued a press release announcing that, based upon preliminary estimates, the Company expects first quarter earnings per share to be between $.06 and $.08 and full year earnings per share to be in the range of $.90 and $1.10 per share versus $1.04 per diluted share in fiscal year 1999. Additionally, the Company expects first quarter cash flow, or EBITDA to be approximately $40 million. The Company disclosed that factors affecting first quarter earnings include
     (i) changes and delays in orders for selected high margin products from certain consumer products customers; (ii) timing variances between raw material price increases and the pass-through of those increases to customers; and (iii) period expenses associated with two new APEX(TM) lines. The full text of the press release is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

(b) The exhibit required to be filed with this Current Report on Form 8-K is included in the following index.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  Polymer Group, Inc.



Dated: March 16, 2000            By: /s/ Jerry Zucker
                                     -----------------------------
                                      Jerry Zucker
                                      Chairman, President, Chief
                                      Executive Officer



Dated: March 16, 2000            By: /s/ James G. Boyd
                                     -----------------------------
                                      James G. Boyd
                                      Executive Vice President,
                                      Chief Financial Officer
                                      Treasurer and Secretary


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                                 EXHIBIT INDEX

Exhibit
Number              Description
------              -----------


99.1     Press Release dated March 14, 2000

                                       4